Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Annual Report of The MONY Group Inc. on Form 10-K for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, Michael I. Roth, Chairman and Chief Executive Officer of The MONY Group Inc., hereby certify to the best of my knowledge and belief that (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The MONY Group Inc.

/s/ MICHAEL I. ROTH
Michael I. Roth

April 16, 2004

This statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report.